UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

ADVENTRX Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12390 El Camino Real, Suite 150

San Diego, CA 92130

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (858) 552-0866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2011, ADVENTRX Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Rodman & Renshaw, LLC, as the underwriter (the “Underwriter”), relating to the sale and issuance (the “Offering”) by the Company in a public offering, underwritten on a firm commitment basis, of 21,250,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to 10,625,000 shares of the Common Stock issuable upon exercise of the warrants (“Warrants”). The securities will be sold in multiples of a fixed combination consisting of one share of Common Stock and a Warrant to purchase up to 0.5 of a share of Common Stock. The Warrants are exercisable at any time on or after their date of issuance, which will be the closing date of the Offering, and on or before the fifth anniversary of their date of issuance at an exercise price of $1.10 per share. The shares of Common Stock and the Warrants being offered will be issued separately, but can only be purchased together in the fixed combination. Each fixed combination will be sold at a public offering price of $0.80.

Under the terms of the Underwriting Agreement, the Company has also granted the Underwriter a 45-day over-allotment option to purchase up to an additional 3,187,500 shares of Common Stock and warrants to purchase up to an aggregate of 1,593,750 shares of Common Stock at the public offering price, less underwriting discounts and/or commissions, to cover over-allotments, if any. The net proceeds to the Company from the Offering are expected to be approximately $15.7 million, after deducting underwriting discounts and/or commissions and estimated offering expenses payable by the Company, assuming no exercise by the Underwriter of its over-allotment option. The Company currently intends to use net proceeds of the Offering to fund continued development of its current lead product candidates and for general corporate purposes.

The transactions contemplated by the Underwriting Agreement are expected to close on or about November 16, 2011, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-165691), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 1, 2010, and the base prospectus included therein, as supplemented by a final prospectus supplement (collectively, the “Offering Prospectus”) to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company and its directors and officers have agreed not to sell or otherwise dispose of any Common Stock or securities convertible or exercisable or exchangeable for Common Stock for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriter, subject to extension in certain circumstances described in the Underwriting Agreement.

The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

Pursuant to the terms of the Underwriting Agreement, the Underwriter will receive an underwriting commission of 6.5% on the fixed combination price of $0.80, or $0.052 per fixed combination, for an aggregate commission of $1,105,000, assuming no exercise by the Underwriter of its over-allotment option. The Company has also agreed to issue to the Underwriter and/or its designees warrants to purchase up to an aggregate of 1,062,500 shares of the Common Stock at an exercise price of $1.00 per share, with an expiration date of April 1, 2015 (the “Underwriter Warrants”). Neither the Underwriter Warrants nor the Common Stock issuable upon exercise of the Underwriter Warrants are covered by the Offering Prospectus.

On November 11, 2011, the Company entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), pursuant to which the Company engaged the Transfer Agent to act as registrar and transfer agent for the Warrants. The terms and conditions of the Warrants are set forth in the Warrant Agent Agreement and the form of Common Stock Purchase Warrant is attached as Exhibit A thereto. The Warrants will initially be issuable in book-entry registration only and evidenced by a global warrant certificate deposited with the Depository Trust Company or its nominee, which will be the sole registered holder of the Warrants.

The foregoing descriptions of the terms of the Underwriting Agreement, the Warrants and the Underwriter Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, the Warrant Agent Agreement and the form of Underwriter Warrant, which are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the amount of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy certain conditions to closing on a timely basis or at all. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are described in the Offering Prospectus and the Company’s reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2010.

Item 8.01. Other Events.

On November 11, 2011, the Company issued a press release announcing the pricing of the Offering described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

Date: November 14, 2011	By:	/s/ Patrick L. Keran
Name: Patrick L. Keran
Title: President & Chief Operating Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 11, 2011, by and between ADVENTRX Pharmaceuticals, Inc. and Rodman & Renshaw, LLC

4.1	Warrant Agent Agreement, dated November 11, 2011, by and between ADVENTRX Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, including the form of Common Stock Purchase Warrant as Exhibit A

4.2	Form of Common Stock Purchase Warrant to be issued to Rodman & Renshaw, LLC and/or its designees

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated November 11, 2011